Exhibit 10.6

AILERON THERAPEUTICS, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

GRANTED UNDER 2016 STOCK INCENTIVE PLAN

1.	Grant of Option.

This Nonstatutory Stock Option Agreement (the “Agreement”) evidences the grant by Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), on [             , 20    ] (the “Grant Date”) to [                    ], an employee, consultant or director of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2016 Stock Incentive Plan (the “Plan”), a total of [                ] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $[                ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [             , 20    ] [date is ten years minus one day from grant date] (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Vesting Commencement Date (as defined below) and as to an additional 2.0833% of the original number of Shares at the end of each successive month following the first anniversary of the Vesting Commencement Date until the fourth anniversary of the Vesting Commencement Date. On the fourth anniversary of the Vesting Commencement Date, this option will be exercisable as to all Shares. For purposes of this Agreement, “Vesting Commencement Date” shall mean [                    ].

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

Notwithstanding anything herein to the contrary, if, during the one year period commencing on the date of the consummation of a Change of Control Event (as defined below), the Participant’s employment with the Company is terminated without Cause (as defined below) or the Participant resigns for Good Reason (as defined below), all of the Shares not already vested shall automatically vest and the option shall be exercisable in full upon the effective date of such termination or resignation. If the Participant is party to an employment or severance agreement with the Company that contains a definition of “Change of Control Event” or “Good

Reason,” as the case may be, then such terms in this option shall have the meanings ascribed to such terms in such agreement. Otherwise, such terms shall have the following meanings:

(a)    a “Change of Control Event” shall mean (i) the consolidation or merger of the Company with or into any other corporation or other entity (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of outstanding securities entitled to vote generally in the election of directors of the Company (“Company Voting Securities”) immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such merger or consolidation ), or (ii) the sale of all or substantially all of the properties and assets of the Company to any other person, and

(b)     “Good Reason” shall mean any action on the part of the Company or a successor in interest not consented to by the Participant in writing (which action shall not have been cured within thirty (30) days following written notice from the Participant to the Company’s Board of Directors and the Company’s Chief Executive Officer (or the Board of Directors and Chief Executive Officer of the Company’s successor in interest, if applicable) specifying that such action will give rise to a termination of employment for Good Reason) having the following effect or effects: (i) a material diminution in the Participant’s responsibilities from and after the Change of Control Event; (ii) a material reduction in the Participant’s base salary from and after the Change of Control Event, other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company; or (iii) the Company’s requiring the Participant’s ongoing and regular services to be performed at a location more than fifty (50) miles from the geographic location at which the Participant was providing services before such requirement; provided, however, that the Participant must give written notice with respect to the proposed Good Reason within 30 days after the action first occurs and that the Participant actually leaves employment within 45 days after the Company fails to cure the proposed Good Reason.

3.	Exercise of Option.

(a)    Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b)    Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)    Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d)    Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)    Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

(f)    Stockholders Agreement. As a condition to the exercise of this option, in whole or in part, the Participant, prior to such exercise of this option, shall execute and deliver or shall have executed and delivered to the Company the counterpart signature page attached hereto as Exhibit B to the Seventh Amended and Restated Stockholders Agreement dated as of December 23, 2016, as amended from time to time (the “Stockholders Agreement”), among the Company and the Stockholders (as defined therein) agreeing to become a party to the Stockholders

Agreement and be bound by the terms thereof; provided that if the Participant has previously executed and delivered the Stockholders Agreement, the Participant need only reaffirm his obligations thereunder; and provided further that the Participant shall not be obligated to execute and deliver the Stockholders Agreement in the event that it has expired or been terminated.

4.	Company Right of First Refusal.

(a)    Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b)    Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c)    Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d)    Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e)    Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1)    any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2)    any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3)    the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4.

(f)    Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g)    Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1)    the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2)    the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h)    No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i)    Stockholders Agreement. Notwithstanding the foregoing, in the event that and for so long as the Shares are subject to a right of first refusal in favor of the Company under the terms of the Stockholders Agreement, paragraphs (a) through (f) of this Section 4 shall be of no force or effect.

(j)    Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.	Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

7.	Transfer Restrictions.

(a)    This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

(b)    The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4 and Section 5; provided that such a written confirmation shall not be required with respect to (1) Section 4 after such provision has terminated in accordance with Section 4(g) or (2) Section 5 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

8.	Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

AILERON THERAPEUTICS, INC.

By:
Name:
Title:

COMPANY SIGNATURE PAGE TO NONSTATUTORY STOCK OPTION AGREEMENT

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2016 Stock Incentive Plan.

PARTICIPANT:

By:
Name:

Address:		[ ]
[ ]

SPOUSAL CONSENT: [1]

By:
Name:

Address:		[ ]
[ ]

[1]	If the Participant resides in a community property state, it is desirable to have the Participant’s spouse also accept the option. The following are community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, and Washington. Although Wisconsin is not formally a community property state, it has laws governing the division of marital property similar to community property states and it may be desirable to have a Wisconsin Participant’s spouse accept the option.

PARTICIPANT SIGNATURE PAGE TO NONSTATUTORY STOCK OPTION AGREEMENT

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

[DATE]1

Aileron Therapeutics, Inc.

281 Albany Street

Cambridge, MA 02139

Attention: Treasurer

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me under the Aileron Therapeutics, Inc. (the “Company”) 2016 Stock Incentive Plan on [                    ]2 for the purchase of [                ]3 shares of Common Stock of the Company at a purchase price of $[                ]4 per share.

I hereby exercise my option to purchase [                ]5 shares of Common Stock (the “Shares”), for which I have enclosed [                    ]6 in the amount of [        ]7. Please register my stock certificate as follows:

Name(s):	[8]

Address:

[1]	Enter date of exercise.
[2]	Enter the date of grant.
[3]	Enter the total number of shares of Common Stock for which the option was granted.
[4]	Enter the option exercise price per share of Common Stock.
[5]	Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.
[6]	Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.
[7]	Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.
[8]	Enter name(s) to appear on stock certificate in one of the following formats: (a) your name only (i.e., John Doe); (b) your name and other name (i.e., John Doe and Jane Doe, Joint Tenants with Right to Survivorship); or for Nonstatutory Stock Options only, (c) a child’s name, with you as custodian (i.e. Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences for registering shares in a child’s name.

I represent, warrant and covenant as follows:

1.    I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2.    I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3.    I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4.    I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5.    I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Very truly yours,

[Name]

EXHIBIT B

AILERON THERAPEUTICS, INC.

Seventh Amended and Restated Stockholders Agreement

Counterpart Signature Page

The undersigned has received and reviewed the Seventh Amended and Restated Stockholders Agreement dated as of December 23, 2016 among Aileron Therapeutics, Inc. and certain stockholders of Aileron Therapeutics, Inc., as amended (the “Stockholders Agreement”).

The undersigned hereby agrees to be bound by the terms and conditions of the Stockholders Agreement as a “Common Stockholder” thereunder.

Executed, in counterparts, as of the date set forth below.

Printed or Typed Name

Signature

Date: ,

If signing on behalf of an entity, please indicate title below:

Title: